UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2024

World Scan Project, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56208	35-2677532
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2-18-23, Nishiwaseda

Shinjuku-Ku, Tokyo, Japan

(Address of principal executive offices)

81-3-6670-1692

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: “We”, “Us”, and or “The Company” refer to World Scan Project, Inc., a Delaware Company.

Item 8.01 Other Events

On August 8, 2023, we filed an S-1 Registration Statement, which was declared effective by the Securities and Exchange Commission at 4:00 PM EST on August 23, 2023. This Registration Statement specified that the offering of the Company’s securities was to take place over a one year period, beginning August 23, 2023 (“the offering period”), unless extended by the Company’s Director, Mr. Ryohei Uetaki, for an additional 90 calendar days.

This Form 8-K is being filed to announce that Mr. Ryohei Uetaki has chosen to extend the offering period by an additional 90 calendar days. As a result, the offering will now conclude on or about November 21, 2024.

The Company will continue to provide investors with a current prospectus, including up-to-date financial information and any other required disclosures.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Scan Project, Inc.

Dated: August 13, 2024

By: /s/ Ryohei Uetaki

Ryohei Uetaki

Chief Executive Officer, Chef Financial Officer, Director